Exhibit 10.7

June 5, 2018

Marquis Affiliated Holdings LLC
Marquis Industries, Inc.

2743 Highway 76

Chatsworth, Georgia 30705
Attention: Timothy A. Bailey
Facsimile No.: (706) 695-2384

RE:     Consent and Sixth Amendment to Loan and Security Agreement (this "Agreement")

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company ("Holdings"), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, and S F Commercial Properties, LLC, a Georgia limited liability company ("Marquis", together with Holdings, collectively, "Borrowers" and each individually, a "Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender").

Borrowers have informed Lender that Holdings intends to make a one-time Distribution to holders of its Equity Interests on or before June 8, 2018 in an aggregate amount not to exceed $4,000,000 (the "Sixth Amendment Distribution"). Distributions are not permitted under Section 10.2.4 of the Loan Agreement unless they constitute Upstream Payments, Permitted Tax Distributions or Permitted Non-Tax Distributions. The Sixth Amendment Distribution does not constitute an Upstream Payment, a Permitted Tax Distribution or a Permitted Non-Tax Distribution.

Borrowers have requested that Lender consent to the Sixth Amendment Distribution. Lender is willing to consent to the Sixth Amendment Distribution on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Consent to Sixth Amendment Distribution. Subject to the satisfaction of the conditions set forth in Section 2 hereof, each in form and substance satisfactory to Lender, Lender hereby consents to the Sixth Amendment Distribution and waives compliance with Section 10.2.4 of the Loan Agreement to the extent necessary to permit Borrowers to make the Sixth Amendment Distribution.

2.           Amendments to Loan Agreement. The Loan Agreement is hereby amended by deleting the definition of "Fixed Charges" set forth in Section 1.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

Fixed Charges: the sum of interest expense (other than payment-in-kind) and principal payments made on Borrowed Money, income taxes paid in cash and Distributions made (excluding (a) Upstream Payments, (b) Permitted Non-Tax Distributions, (c) Distributions made on or about the Closing Date that relate to transactions contemplated by the Marquis SPA Documents, as in effect on the Closing Date, and (d) except solely for purposes of calculating the pro forma Fixed Charge Coverage Ratio pursuant to clause (c) of the definition of Permitted Non-Tax Distribution, the Sixth Amendment Distribution).

Marquis Industries,Inc.

June 5, 2018

3.         Conditions Precedent. The effectiveness of the consent contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)          Lender shall have received a counterpart of this Amendment, duly executed by Borrowers;

(b)          Lender shall have received a secretary's certificate for each Borrower, in substantially the forms attached hereto;

(c)          No Default or Event of Default shall exist either before or after giving effect to the terms of this Agreement;

(d)          Availability, on the date of the Sixth Amendment Distribution, immediately after giving pro forma effect to the consummation of the Sixth Amendment Distribution (including any Loans made under the Loan Agreement to finance the Sixth Amendment Distribution) shall be greater than or equal to $4,000,000;

(e)         Prior to the consummation of the Sixth Amendment Distribution, Borrowers shall have obtained written consent to the Sixth Amendment Distribution from Mezzanine Lender, on substantially the same terms as set forth herein; and

(f)          Lender shall have received such other agreements, instruments and documents as Lender may reasonably request.

4.       Miscellaneous.

(a)          Each Borrower hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents.

(b)          Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and as of the close of business on June 4, 2018, (i) the unpaid principal amount of the Revolver Loans totaled $4,225,630.68, and (ii) outstanding Letters of Credit totaled $72,715.

(c)        Each Borrower represents and warrants to Lender, to induce Lender to enter into this Agreement, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Agreement, including, without limitation, pursuant to Section 11.1(f) due to any breach under (i) a certain guaranty from Marquis in favor of STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company ("STORE"), with respect to the obligations owing by MARQUIS REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("SPE"), to STORE under certain lease and loan documentation to which SPE and STORE are parties from time to time, or (ii) certain lease documentation between Marquis and Banc of America Leasing & Capital, LLC, as in existence from time to time; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower and this Agreement has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Agreement (except for representations and warranties that expressly relate to an earlier date). This Agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

Marquis Industries,Inc.

June 5, 2018

(d)        Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

(e)        This Agreement shall be effective when accepted by Lender (notice of which acceptance is hereby waived), whereupon this Agreement shall be a contract governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

(f)        To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

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Marquis Industries,Inc.

June 5, 2018

BORROWERS:

ATTEST:	MARQUIS AFFILIATED HOLDINGS LLC

/s/ Tony Isaac	By: /s/ John Isaac
Tony Isaac, Secretary	Jon Isaac, President and Chief Executive Officer

[COMPANY SEAL]

ATTEST:	MARQUIS INDUSTRIES, INC.

/s/ Rhonda Bailey	By: /s/ Timothy A. Bailey
Rhonda Bailey,Secretary	Timothy A. Bailey, Chief Executive Officer